Exhibit 1.2

UDR, INC.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue

Fully and Unconditionally Guaranteed by

UNITED DOMINION REALTY, L.P.

(a Delaware limited partnership)

AMENDMENT NO. 4 TO THE

THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT

February 14, 2023

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281
BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3rd Floor New York, New York 10286	Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, New York 10006
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, New York 10017
J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179	Truist Securities, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326
Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	U.S. Bancorp Investments, Inc. 214 N. Tryon Street, 26th Floor Charlotte, North Carolina 28202
PNC Capital Markets LLC 300 Fifth Avenue Pittsburgh, Pennsylvania 15222	Wells Fargo Securities, LLC 550 S. Tryon Street Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Distribution Agreement, dated September 1, 2011 (the “Agreement”), by and among UDR, Inc. (the “Company”) and United Dominion Realty, L.P. (the “Operating Partnership”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as amended by Amendment No. 1 thereto, dated July 29, 2014,

February 14, 2022

Amendment No. 2 thereto, dated April 27, 2017, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and Amendment No. 3 thereto, dated May 7, 2020, by and among the Company, the Operating Partnership and BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Truist Securities, Inc. (as successor in interest to SunTrust Robinson Humphrey, Inc.), TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (collectively, the “Parties”). On February 14, 2023, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-269757) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-236846) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement and to reflect changes to the Agents and sections noted below (this “Amendment”). The Parties therefore hereby agree as follows:

1.Commission File Number. The third paragraph of the Agreement is hereby amended so that the reference to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-269757.

2.Effective Date. Section 2(a)(iii) of the Agreement is hereby amended to reflect that the effective date of the Registration Statement is February 14, 2022.

3.Agents. All references to “the Agents” in the Agreement or in any other agreement, instrument or other document executed in connection with or under such Agreement or delivered pursuant thereto shall hereafter, for all purposes unless the context requires otherwise, refer exclusively to BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Regions Securities LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Inc., TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

4.Trustee. All references to “the Trustee” in the Agreement or in any other agreement, instrument or other document executed in connection with or under such Agreement or delivered pursuant thereto shall hereafter, for all purposes unless the context requires otherwise, refer exclusively to U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association, successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia), as trustee.

5.Notices. Section 13 is hereby deleted in its entirety and replaced with the following:

February 14, 2022

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company of the Operating Partnership to:

UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Facsimile: (720) 283-2453

Attention:Joseph D. Fisher

David G. Thatcher

With a copy to:

Morrison & Foerster LLP
2100 L St, NW
Suite 900
Washington, D.C. 20037
Facsimile: (202) 887-0763

Attention:David M. Lynn

Andrew P. Campbell

If to the Agents:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

Email: dg.hg_ua_notices@bofa.com

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3rd Floor

New York, New York 10286

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Email: TEG.NewYork@citi.com

Facsimile: (646) 291-5209

February 14, 2022

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Attention: Medium-Term Note Desk

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Transaction Execution

Facsimile: (412) 762-2760

Regions Securities LLC

1180 West Peachtree St., NW, Suite 1400

Atlanta, Georgia 30309

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management

Facsimile: (212) 428-6308

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, New York 10006

Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Attention: Investment Grade Debt Capital Markets

Facsimile: (404) 926-5027

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

United States of America

Email: USTransactionadvisorygroup@tdsecurities.com

Attention: Transaction Advisory Group

February 14, 2022

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Credit Fixed Income

Facsimile: (704) 335-2393

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

6.Governing Law; Forum. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any of the agents referenced above in connection with or arising under this Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.
7.Counterparts. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
8.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Operating Partnership and each of you.

Very truly yours,

UDR, Inc.

By:	/s/ Joseph D. Fisher
Name:	Joseph D. Fisher
Title:	President and Chief Financial Officer

United Dominion Realty, L.P.

By UDR, Inc., its general partner

By:	/s/ Joseph D. Fisher
Name:	Joseph D. Fisher
Title:	President and Chief Financial Officer

Signature Page to Distribution Agreement Amendment No. 4

The foregoing Amendment No. 4 to

the Agreement is hereby confirmed

and accepted as of the date first

written above.

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

J.P.MORGAN SECURITIES LLC

By:	/s/ Stephen Sheiner
Name: Stephen Sheiner
Title: Executive Director

Signature Page to Distribution Agreement Amendment No. 4

MORGAN STANLEY & CO. LLC

By:	/s/ Namrta Bhurjee
Name: Namrta Bhurjee
Title: Vice President

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

RBC CAPITAL MARKETS, LLC

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director, Head of U.S. Real Estate

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Lawrence F. Goldman
Name: Lawrence F. Goldman
Title: Managing Director

Signature Page to Distribution Agreement Amendment No. 4

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Vanessa L. Clark
Name: Vanessa L. Clark
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Signature Page to Distribution Agreement Amendment No. 4